UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 12, 2010 (March 11, 2010)

HYPERDYNAMICS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-32490 (Commission File Number)		87-0400335 (IRS Employer Identification No.)
12012 Wickchester Lane, Suite 475 Houston, TX 77079 (Address of principal executive offices, including zip code)
voice: (713) 353-9400 fax: (713) 353-9421
(Registrant’s telephone number, including area code)

One Sugar Creek Center Blvd., #125 Sugar Land, Texas 77478
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry in a Material Definitive Agreement.

On March 11, 2010, the Government of the Republic of Guinea (“Guinea”) notified Hyperdynamics Corporation (the “Company”) of the extension of the negotiation period of the Memorandum of Understanding (“MOU”) in which the parties agreed to resolve certain issues related to the Hydrocarbon Production Sharing Contract (“Contract”) entered into on September 22, 2006, between Guinea and SCS Corporation (“SCS”), a wholly-owned subsidiary of the Company.  The negotiation period to bring the terms of the Contract into line with applicable international standards and practices was extended until March 18, 2010.  A copy of the MOU was filed as Exhibit 10.1 to our Current Report on Form 8-K that was filed with the SEC on September 11, 2009.

Item 7.01                      Regulation FD

On March 11, 2010, the Company issued a press release entitled “Hyperdynamics Announces Extension of Memorandum of Understanding With Government of Guinea”.  The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information disclosed in Item 7.01 of, and Exhibit 99.1 attached hereto, this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01                      Financial Statements and Exhibits.

Exhibit Number	Description

Exhibit 99.1	Press release dated March 11, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date: March 11, 2010	By:	/s/ JASON D. DAVIS
	Name:	Jason D. Davis
	Title:	Chief Financial Officer and Principal Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press release dated March 11, 2010
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